                                                                   EXHIBIT 10.2



                                 AMENDMENT NO.1

          AMENDMENT NO. 1, dated as of July 31, 1998 (this "AMENDMENT"), between TrizecHahn Centers Inc., a California corporation ("THCI"), and The Rouse Company, a Maryland corporation ("ROUSE"), and Westfield America, Inc., a Missouri corporation ("WESTFIELD" and, together with Rouse the "ACQUIRORS").

                              W I T N E S S E T H:

          WHEREAS, THCI, Rouse and Westfield are parties to an Asset Purchase Agreement, dated as of April 6, 1998 (the "ASSET PURCHASE AGREEMENT"; terms defined in the Asset Purchase Agreement and not otherwise defined herein being used herein as therein defined;

          WHEREAS, THCI, Rouse and Westfield desire to amend the Asset Purchase Agreement as set forth in this Amendment; and

          WHEREAS, pursuant to Section 12.09 of the Asset Purchase Agreement, the Asset Purchase Agreement may be amended by the parties hereto.

          NOW THEREFORE, in consideration of the premises and for other valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE I

                 AMENDMENTS TO THE ASSET PURCHASE AGREEMENT

          SECTION 1.01. AMENDMENT TO DEFINITION OF "EXCLUDED PROPERTY ASSETS" IN SECTION 1.01. Section 1.01 of the Asset Purchase Agreement is hereby amended by adding the following at the end of the definition of "Excluded Property Assets":

               "In addition, with respect to Park Meadows only, the term 'Excluded Property Assets' shall also include the Reimbursements and the Project Cost Reimbursements (as defined in Section 2.07(e) of this Agreement) and (A) those agreements between Park Meadows Mall, Ltd.

          and Centre Builders, Inc. pertaining to work-in-progress at Park Meadows (i) dated March 23, 1998 regarding a parking deck, (ii) dated March 3, 1998 regarding Entry No. I Revisions for J.C. Penney addition, and (iii) dated March 3, 1998 regarding Crate and Barrel expansion and (B) any and all other construction obligations of the owner of the Park Meadows Property in connection with the initial construction of the J.C. Penney space, the associated parking deck and related improvements which THCI or Park Meadows Mall, Ltd. committed to J.C. Penney, contractors or other third parties to perform for or on behalf of J.C. Penney (collectively, the 'PARK MEADOWS CONSTRUCTION CONTRACTS' and the construction obligations thereunder, the 'PARK MEADOWS CONSTRUCTION WORK')."

          SECTION 1.02. AMENDMENT TO DEFINITION OF "ADJUSTED ALLOCATED PURCHASE PRICE" IN SECTION 1.01. Section 1.01 of the Asset Purchase Agreement is hereby amended by adding the following at the end of the definition of "ADJUSTED ALLOCATED PURCHASE PRICE":

               "(c) Notwithstanding clause (b) above, the Adjusted
          Allocated Purchase Price for the Partnership Interest in HNW Associates ('HNW') shall equal the sum of (i) Fourteen Million Four Hundred Thousand Dollars ($14,400,000), plus or minus, as applicable, twenty and fifty-one/one-hundredths percent (20.51%) of the net amount of prorations made in accordance with Section 2.07(a) as of the day preceding the Applicable Closing Date, plus
          (ii) any prepayment premiums, breakage costs or similar payments required to be made by THCI or Plaza Properties of America Inc. ('PPA') (or, if made by HNW or Westdale Associates, THCI's and PPA's share thereof) as a result of a Qualified Prepayment of Existing Debt associated with the Westdale Property, plus (iii) the Capital Costs paid on or prior to the Applicable Closing by THCI or PPA (or, if by HNW or Westdale Associates, THCI's and PPA's share thereof), with respect to such Property under leases and construction contracts that are executed and delivered after the date of this Agreement and renewals and extensions, exercised or executed after the date of this Agreement, of leases executed on or prior to the date of this Agreement, in each case in accordance with the terms of this Agreement.

               (d) Notwithstanding clause (a) above, the Adjusted Allocated Purchase Price for the Valley Fair Property Assets shall be reduced by ten million dollars ($10,000,000). THCI shall be obligated to pay $140,000 of the Acquirors' title insurance costs at the Initial Closing.

               (e) The respective obligations of the parties for payments of Capital Costs and Expansion Costs as provided in this Agreement shall survive each Closing. Without limiting the foregoing, in the event that either party shall receive any invoices for any such Capital Costs or Expansion Costs after any Closing which the other party is obligated to pay in accordance with the terms of this Agreement, such receiving party shall deliver such invoice to the other party which shall promptly pay such invoice."

          SECTION 1.03. AMENDMENT TO SECTION 2.01(b). Section 2.01(b) of the Asset Purchase Agreement is hereby amended by adding the following at the end thereof:

               "(iii) Notwithstanding the foregoing, the parties acknowledge that (A) prior to the Initial Closing, the Management Company has assigned its interest in the THCM Property Management and Leasing Agreement between the Management Company and Fashion Outlet of Las Vegas Associates, relating to Fashion Outlet (the 'FO AGREEMENT') to a wholly owned subsidiary of THCI (the 'FO SUBSIDIARY'), (B) the FO Agreement will not be included in the assets of the Management Company on the Initial Closing Date, and (C) no adjustment to any Allocated Purchase Price or Adjusted Allocated Purchase Price shall be made as a result thereof. On the Closing Date for Fashion Outlet, THCI shall assign to the Acquirors (or, at the Acquirors' election, to a wholly owned subsidiary of either of them or to the Management Company) (the 'FO ASSIGNEE'), and the FO Assignee shall accept, all of the stock in the FO Subsidiary, free and clear of all liens and encumbrances (or the Acquirors may elect to have THCI cause the FO Subsidiary to be merged into the FO Assignee or to assign the FO Agreement to the FO Assignee). The FO Assignee shall accept the assignment of such stock or of the FO Agreement or enter into such merger notwithstanding that any consents required to the assignment of such stock or of the FO Agreement or such merger may not have been obtained. The management fee under the FO Agreement shall be pro-rated as of the Closing Date for Fashion Outlet. In addition, the terms of Section 2.07(d) shall apply to the assignment of the stock of the FO Subsidiary or of the FO Agreement to (or merger into) the FO Assignee. From and after the date of transfer, the terms of Section 9.02(a)(iii) shall apply to the FO Subsidiary in the same manner as applied to the Management Company. THCI shall not permit the FO Subsidiary to incur any debt or to conduct any business other than in connection with carrying out its duties under the FO Agreement in the ordinary course of business.

          Notwithstanding anything contained in Section 9.02(a)(iii) (as incorporated into this Section 2.01 (b)(iii)) and without being subject to any of the limitations in Section 9.03, the Acquirors shall indemnify and hold harmless THCI for any loss, claim or damage suffered by THCI as a result of any failure of THCI, the Acquirors or the FO Subsidiary to obtain any consent that may be required to the assignment of the stock of the FO Subsidiary or of the FO Agreement to the FO Assignee (or to such merger)."

          SECTION 1.04. AMENDMENTS TO SECTION 2.07. (a) Section 2.07(a)(xii) of the Asset Purchase Agreement is hereby deleted in its entirety and the following provision is substituted into the Asset Purchase Agreement in lieu thereof:

               "(a)(xii) On the Applicable Closing Date, the Acquirors shall receive a credit (each, a 'GIFT CERTIFICATE CREDIT') for all amounts on deposit in bank accounts maintained by THCI to fund the redemption of gift certificates issued by THCI ('THCI GIFT CERTIFICATES'). THCI represents that, prior to the Initial Closing, it has discontinued issuing new gift certificates at all Properties. THCI agrees that, prior to the Applicable Closing Date, THCI shall make withdrawals from such accounts only to fund redemptions of THCI Gift Certificates. The Acquirors shall assume all liability for the redemption of all THCI Gift Certificates from and after the Applicable Closing Date; PROVIDED that THCI shall reimburse the Acquirors promptly after demand therefor (accompanied by appropriate supporting documentation), for the amount, if any, by which (A) the aggregate amount of all redemptions of THCI Gift Certificates funded by the Acquirors for all Properties theretofore acquired by the Acquirors, exceeds (B) the aggregate amount of all Gift Certificate Credits received by the Acquirors for such Properties."

          (b) Section 2.07(a) of the Asset Purchase Agreement is hereby amended by inserting the following clause (xiv) at the end thereof:

               "(xiv) The Acquirors shall receive a credit for (A) the excess of (i) the deficit amount, if any, as of December 31, 1997 of the marketing fund and advertising fund for the applicable Property, determined on an aggregate basis, over (ii) $25,000, and (B) the aggregate amount, if any, on deposit in such funds on the day preceding the Applicable Closing Date."

          (c) Section 2.07 of the Asset Purchase Agreement is hereby amended by adding the following new paragraph (e) at the end thereof:

               "(e)(I) Prior to the Initial Closing, Park Meadows Mall, Ltd. will not have received (i) any reimbursement (the 'INTERCHANGE REIMBURSEMENT') to which it may be entitled pursuant to that certain Contract dated December 20, 1995 by and among the County of Douglas, Park Meadows Mall, Ltd. and Park Meadows Metropolitan District (the 'INTERCHANGE IMPROVEMENT FUNDING AGREEMENT') and (ii) $177,721 of the reimbursement (the 'UTILITY INFRASTRUCTURE REIMBURSEMENT') to which it may be entitled pursuant to agreements between Park Meadows Mall, Ltd and Public Service Company of Colorado relating to the reimbursement of costs incurred by Park Meadows Mall, Ltd. for utility infrastructure work, including but not limited to, those certain Agreements entitled (A) Gas and Electrical Facilities Pre-Construction Requirements and (B) Electrical Distribution Facilities Extension Agreement, both dated July 31, 1995 by and between Public Service Company of Colorado and Park Meadows Mall, Ltd. (the Utility Infrastructure Reimbursement and the Interchange Reimbursement are collectively referred to as the 'REIMBURSEMENTS'). The Acquirors acknowledge that the Reimbursements and any claims thereto shall continue to be owned by Park Meadows Mall, Ltd. following the Initial Closing and the Acquirors agree to reasonably cooperate with the efforts of Park Meadows Mall, Ltd. and THCI to collect the Reimbursements including, but not limited to, paying the Reimbursements as directed by THCI should they be paid to the Acquirors and, in the case of the Utility Infrastructure Reimbursement, tendering a deposit to Public Service Company of Colorado in a form reasonably acceptable to Public Service Company of Colorado provided such deposit will result in the immediate payment of the Utility Infrastructure Reimbursement to Park Meadows Mall, Ltd. and such deposit does not exceed the amount of such reimbursement and is on other terms and conditions reasonably acceptable to the Acquirors including terms pertaining to the return of such deposit to the depositor.

               (II) Additionally, prior to the Initial Closing, Park Meadows Mall, Ltd. will not have received reimbursement (the 'PROJECT COST REIMBURSEMENT') of certain 'Project Costs' to which it is entitled from the 'Cost of Issuance Fund' maintained by Norwest Bank Colorado, N.A. ('TRUSTEE') pursuant to that certain Amended and Restated Trust Indenture dated September 29, 1997 (the 'TRUST INDENTURE') by and between Park

          Meadows Mall, Ltd. and Trustee for the benefit of Bayerische Hypotheken - Und Wechsel Bank Aktiengesellschaft (New York Branch) ('HYPO BANK') as the single 'Registered Owner' of the 'Bond' (all capitalized terms in this sentence not otherwise defined are defined in the Trust Indenture). Application for the Project Cost Reimbursement will be made by Park Meadows Mall, Ltd. immediately before or after the Initial Closing. The Acquirors shall cooperate with the efforts of Park Meadows Mall, Ltd. to receive the Project Cost Reimbursement including (i) consenting to the same if considered necessary by the Trustee provided the application for the same is acceptable to Hypo Bank and (ii) turning over such reimbursement to Park Meadows Mall, Ltd. should it be received by the Acquirors."

          SECTION 1.05. AMENDMENT TO SECTION 5.01. Section 5.01 of the Asset Purchase Agreement is hereby amended by inserting at the end thereof the following additional subsection (e):

               "(e) Between the Initial Closing Date and the Applicable Closing Date for each Property not transferred to the Acquirors on the Initial Closing Date (other than the Santa Anita Property and Fashion Outlet), the Acquirors shall have the right to request in writing sent to such address as THCI shall specify in writing from time to time (such writing to include a statement in bold faced type that failure to respond within 5 Business Days shall result in deemed approval) that THCI consent to, and to cause the applicable THCI Subsidiary, Partnership or Second Tier Partnership to enter into, any leases (including anchor tenant leases) of such Property with tenants identified by the Acquirors and on terms and conditions proposed by the Acquirors. THCI shall either grant or deny each such approval within five (5) Business Days after request (such approval not to be unreasonably withheld), and if the approval is denied, THCI shall include in its denial a description of the reasons therefor. In the event THCI shall fail to respond within such five (5) Business Day period, the request shall be deemed approved. Subject to the final sentence of this paragraph, all leases shall be drafted, at the Acquirors' election, using the THCI's or the Acquirors' standard form. If THCI consents to any proposed lease, THCI shall cause the applicable THCI Subsidiary, Partnership or Second Tier Partnership to enter into such lease in the final form approved by THCI and the Acquirors. THCI shall enter into appropriate documentation delegating to the Acquirors the authority to execute leases approved (or deemed approved) as herein provided.

          Notwithstanding the foregoing, THCI shall not be required to comply with its obligations under this subsection (e) to the extent that THCI determines in its good faith that compliance with such obligations would violate any duty owed to any lender, partner or other third party."

          SECTION 1.06. AMENDMENT TO SECTION 5.03. Section 5.03 of the Asset Purchase Agreement is hereby amended by adding the following new paragraph (d) at the end thereof:

               "(d)  Notwithstanding the provisions of Sections
          5.03(b) and 5.03(c), with respect to the books and records (the 'SPECIFIED RECORDS') currently stored by THCI and the Management Company in a storage facility operated by Cor-O-Van Moving and Storage Inc. ('COR-O- VAN') located in Poway, California, a portion of which relates to properties not subject to this Agreement (the Specified Records relating to Properties which are the subject of this Agreement being the 'JOINT RECORDS' the Specified Records not relating to Properties which are the subject of this Agreement being the 'THCI RECORDS'), the parties hereto agree that, until the fifth anniversary of the Initial Closing Date, the existing storage arrangement with Cor-O-Van shall be continued or replaced in accordance with the last sentence of this Section 5.03(d) and that THCI and each of the Acquirors: (i) shall each be a joint owner of the Specified Records; (ii) shall each have responsibility to preserve and keep the Specified Records; (iii) shall each have access to the Specified Records without giving notice to any other party hereto, provided that (A) use by THCI of Joint Records shall be governed by Sections 5.03(b) and 5.03(c) (and THCI shall give the Acquirors not less than two (2) Business Days notice prior to retrieving any Joint Records), (B) THCI (and only THCI) shall use THCI Records and (C) THCI may relocate THCI Records to any other place it chooses at any time. The Acquirors shall pay 50% of the costs of document storage and retrieval with respect to the Specified Records and THCI shall pay 50% of such costs. The parties shall implement a tracking system for the Specified Records reasonably acceptable to each party. After the fifth anniversary of the Closing Date, the provisions of Sections 5.03(b) and 5.03(c) shall apply to the Specified Records. THCI and the Acquirors hereby agree to cause the necessary arrangements to be made to renew the storage agreement with Cor-O-Van from time to time until the fifth anniversary of the Closing Date or to cause the necessary arrangements to be made to relocate the Specified Records to another storage facility in the Los Angeles area selected by the Acquirors."

          SECTION 1.07. AMENDMENT TO SECTION 5.05. Section 5.05 of the Asset Purchase Agreement is hereby amended by adding the following new paragraph
(e) at the end thereof:

               "(e) THCI agrees (i) to cause, at no cost or expense to the Acquirors, the completion of the Park Meadows Construction Work in accordance with the terms of the Park Meadows Construction Contracts and in a good and workman-like manner and in compliance with all Laws and (ii) to keep Park Meadows free of liens arising from the Park Meadows Construction Work. THCI, Park Meadows Mail, Ltd. and their respective agents and contractors shall have the right to enter Park Meadows for the purpose of completing the Park Meadows Construction Work during reasonable and customary hours for the performance of construction work of the same type and character as the Park Meadows Construction Work. THCI agrees to indemnify the Acquirors from and against any and all losses, damages or claims suffered by the Acquirors as a result of any such entry. THCI shall advise the Acquirors of the times when the final punch list is to be prepared so as to permit the Acquirors to participate in the preparation thereof. Upon completion of the Park Meadows Construction Work, THCI will cause Park Meadows Mall, Ltd. to assign to the Acquirors without representation or warranty any and all express or implied warranties received from Centre Builders, Inc. and its subcontractors under the Park Meadows Construction Contracts."

          SECTION 1.08. AMENDMENT TO SECTION 6.08. Section 6.08 of the Asset Purchase Agreement is hereby deleted in its entirety and the following provision is substituted into the Asset Purchase Agreement in lieu thereof:

          "SECTION 6.08. REIMBURSEMENT FOR CERTAIN PAYMENTS. (a) THCI shall, on behalf of the Management Company and, except as provided in Section 6.08(b), at the Management Company's expense, make all payments required to be made on or following the Initial Closing Date pursuant to the Employee Plans listed in Section 6.03 of the THCI Disclosure Schedule. The Management Company or the Acquirors shall reimburse THCI for the full amount of such payments promptly upon receipt of supporting documentation reasonably acceptable to the Acquirors; PROVIDED, HOWEVER, that if THCI provides to the Acquirors, not later than the close of business on the second Business Day prior to the Initial Closing Date, an estimate of any such payments to be made on the Initial Closing Date, the aggregate amount thereof shall be reimbursed to THCI by the Acquirors at the Initial Closing and appropriate settlement made as soon as practicable after the final determination of the actual amount so paid on the Initial Closing Date.

                (b)  Notwithstanding anything to the contrary contained in
          Section 6.08(a), (i) payments made on or following the Initial Closing Date with respect to the Employee Plans listed in Section 6.03 of the THCI Disclosure Schedule, other than Section 6.03(I)(A) and (II)(A) thereof, shall be at the expense of THCI (which shall receive no reimbursement therefor) to the extent that the aggregate payments made under such plans on or following the Initial Closing Date exceed US$6.6 million and (ii) all payments made on or following the Initial Closing Date with respect to the Employee Plans listed in Section 6.03(I)(A) and (II)(A) of the THCI Disclosure Schedule shall be at the expense of THCI (which shall receive no reimbursement therefor)."


                                   ARTICLE II

                             ADDITIONAL AGREEMENTS

          SECTION 2.01. APPORTIONMENTS FOR THE INITIAL CLOSING. (a) The parties hereby agree that, notwithstanding anything to contrary contained in the Asset Purchase Agreement, for purposes of the apportionments contemplated by Section 2.07 of the Asset Purchase Agreement with respect to the Properties being transferred at the Initial Closing, THCI shall be responsible for those items of expense and credited with those items of income attributable to the period ending on 11:59 p.m. EDT on July 31, 1998 (the "SPECIFIED TIME") and the Acquirors shall be responsible for those items of expense and credited with those items of income that are attributable to the period after the Specified Time.

          (b) THCI hereby agrees to pay one day's interest, at a rate of 7.0% per annum (calculated based on a 365 day year) on the amount paid by the Acquirors at the Initial Closing as the aggregate Adjusted Allocated Purchase Price with respect to the Properties and Management Company Shares transferred at the Initial Closing. THCI shall pay the amount of such interest to the Acquirors at the Initial Closing.

          SECTION 2.02. EXCESS PARK MEADOWS PARCEL AT THE INITIAL CLOSING. As of the Initial Closing THCI will cause Park Meadows Mall Ltd. ("PMML") to convey to Rouse-Park Meadows, LLC ("RPM") the Park Meadows Property described in the deed from PMML to RPM dated as of July 31, 1998 (the "PMM DEED") all subject to the terms of the Asset Purchase Agreement. The parties acknowledge that there may be an additional parcel of land ("SECOND TRACT D") pertaining to the Park Meadows Property known as "Tract D Park Meadows Town Center Filing No. 1 -A, 1st Amendment, recorded August 4, 1995 at Reception No. 9535841, Douglas County, Colorado." Rouse has ordered a title search of Second Tract
D. If PMML or a Partner therein is the legal owner of the fee title to Second Tract D, then the parties agree that it shall be part of the Park Meadows Property and shall be subject to and governed by all of the terms of the Asset Purchase Agreement except that it shall not be a default of THCI that the Second Tract D was not conveyed at the Initial Closing. As soon as practicable after the confirmation of ownership, if PMML owns Second Tract D, PMML shall execute and deliver to RPM a deed in the same form as the PMM Deed to convey such title as PMML owns to RPM, subject only to the Permitted Encumbrances, all in accordance with the remaining terms of the Asset Purchase Agreement. THCI makes no representations or warranty whatsoever with respect to the status of title to Second Tract D as of the date hereof.

          SECTION 2.03. AGREEMENTS REGARDING THE MANAGEMENT OF THE PROPERTIES. (a) TERMINATION OR ASSIGNMENT OF THE MANAGEMENT AGREEMENT. The parties hereto agree that in the event THCI's interest in a Property (other than Fashion Outlet of Las Vegas and Santa Anita Fashion Park) is not transferred to the Acquirors pursuant to the Asset Purchase Agreement and the Asset Purchase Agreement is terminated (with respect to such Property or THCI's interest therein), then (i) THCI, the THCI Subsidiary, the Partnership, the THCI Partnership or the Second Tier Partnership which holds legal title to such Property (an "OWNER") may terminate the agreement between such Owner and the Management Company in effect on the date hereof pursuant to which the Management Company agreed to operate, manage and maintain such Property for the Owner (each a "MANAGEMENT AGREEMENT") by giving written notice to the Management Company or its assignee of such termination or (ii) upon the Management Company's or its assignee's receipt of written notice from THCI, the Management Company or its assignee shall assign its rights under the applicable Management Agreement to THCI or an entity designated by THCI. Owner or THCI, as the case may be, shall designate the date on which such termination or assignment is to be effective, which date shall not be more than ninety (90) days after the date of such notice. The Acquirors shall cause the Management Company or its assignee to perform their respective obligations under this Section (a).

          (b) THCI'S ON-SITE EMPLOYEES. The Acquirors shall cause the Management Company or its assignee to hire all of "TrizecHahn's On-Site Employees" or "Owner's On-Site Employees" (as such terms are defined in the applicable Employee

Utilization Agreement, dated as of July 29, 1998: (i) in the case of Horton Plaza, Parkway Plaza and Fashion Show Mall, by and between the applicable Owner, on one hand and the Management Company (with respect to Horton Plaza and Parkway Plaza only) and Rouse Property Management, Inc., a Maryland corporation (with respect to Fashion Show Mail only), on the other hand, and
(ii) in the case of all other Properties except Fashion Outlet of Las Vegas and Santa Anita Fashion Park, by and between THCI and the applicable Owner, each such agreement being an "EMPLOYEE UTILIZATION AGREEMENT") who are working on-site at the applicable Property and employed by THCI or Owner in accordance with the applicable Employee Utilization Agreement at the time such Property is transferred to the Acquirors pursuant to the Asset Purchase Agreement, on terms equivalent to the terms applicable at such time to such employees in their positions as employees of THCI or Owner, as the case may be; PROVIDED, HOWEVER, the Management Company or its assignee shall not be required to hire any TrizecHahn's On-Site Employee or Owner's On-Site Employee who the Management Company or its assignee has requested THCI or Owner, as the case may be, to terminate or reassign pursuant to the provisions of the applicable Employee Utilization Agreement. With respect to any TrizecHahn's On-Site Employee or Owner's On-Site Employee, as the case may be, who is not hired by the Management Company or its assignee pursuant to the foregoing, the provisions of Section 6.08 of the Asset Purchase Agreement (as modified hereby) shall apply to any payments made to such employee which are required to be made pursuant to any plan described in
Section 6.03(I)(A) or 6.03(II)(A) of the THCI Disclosure Schedule. If any TrizecHahn's On-Site Employee or Owner's On-Site Employee, as the case may be, does not follow directions given by the Management Company or its assignee or Manager's On-Site Employees (as such term is defined in the applicable Employee Utilization Agreement) because THCI or Owner, as the case may be, instructs such employee not to follow such directions, then any act or failure to act by such employee which results from such instructions of THCI or Owner, as the case may be, shall be considered an act or omission of THCI or Owner, as the case may be, and not of the Management Company for purposes of Section 2.06 of the Asset Purchase Agreement.

          (c) FEE PAID TO OWNER. As consideration for an Owner allowing, or causing THCI to allow, the Management Company or its assignee to direct TrizecHahn's On-Site Employees or Owner's On-Site Employees, as the case may be, pursuant to the Employee Utilization Agreement to which such Owner is a party, the Acquirors shall cause the Management Company or its assignee to pay such Owner a fee of ten thousand dollars ($10,000) (the "FEE"). The Fee shall be paid in its entirety on the Initial Closing Date.

                                  ARTICLE III

                               GENERAL PROVISIONS

          SECTION 3.01.  AUTHORITY; EFFECT ON ASSET PURCHASE AGREEMENT.

          (a) THCI hereby represents as follows:

               (i) THCI has all necessary corporate power and authority to execute and deliver this Amendment, to perform its obligations under the Asset Purchase Agreement (as amended by this Amendment) and to consummate the transactions contemplated by the Asset Purchase Agreement (as amended by this Amendment).

               (ii) The execution and delivery of this Amendment by THCI and the consummation by THCI of the transactions contemplated by the Asset Purchase Agreement (as amended by this Amendment) have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of THCI are necessary to authorize this Amendment or to consummate the transactions contemplated by the Asset Purchase Agreement (as amended by this Amendment).

               (iii) This Amendment has been duly and validly executed and delivered by THCI and, assuming the due authorization, execution and delivery by Rouse and Westfield, the Asset Purchase Agreement (as amended by this Amendment) constitutes the legal, valid and binding obligation of THCI, enforceable against THCI in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or principles governing the availability of equitable remedies).

          (b) Rouse and Westfield each, severally but not jointly, hereby represents as follows:

               (i) Such Acquiror has all necessary corporate power and authority to execute and deliver this Amendment, to perform its obligations under the Asset Purchase Agreement (as amended by this Amendment) and to consummate the transactions contemplated by the Asset Purchase Agreement (as amended by this Amendment).


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

               (ii) The execution and delivery of this Amendment by such Acquiror and the consummation by them of the transactions contemplated by the Asset Purchase Agreement (as amended by this Amendment) have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of such Acquiror are necessary to authorize this Amendment or to consummate the transactions contemplated by the Asset Purchase Agreement (as amended by this Amendment).

               (iii) This Amendment has been duly and validly executed and delivered by such Acquiror and, assuming the due authorization, execution and delivery by THCI, the Asset Purchase Agreement (as amended by this Amendment) constitutes the legal, valid and binding obligation of such Acquiror, enforceable against such Acquiror in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or principles governing the availability of equitable remedies).

          (c) Except as amended hereby, the provisions of the Asset Purchase Agreement are and shall remain in full force and effect

          SECTION 3.02. COUNTERPARTS. This Amendment may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

          SECTION 3.03. GOVERNING LAW. This Amendment shall be governed in the same manner as provided in Section 12. 1 0 of the Asset Purchase Agreement.

            [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]


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

          IN WITNESS WHEREOF, THCI, Rouse and Westfield have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                       TRIZECHAHN CENTERS, INC.



                                       By  /s/ Richard Steets
                                           -----------------------------------
                                           Name: Richard Steets
                                           Title: Executive Vice President



                                       THE ROUSE COMPANY



                                       By  /s/ Richard E. Galen
                                           -----------------------------------
                                           Name:  Richard E. Galen
                                           Title:  Vice President



                                       WESTFIELD AMERICA, INC.



                                       By  /s/s Richard E. Green
                                           -----------------------------------
                                           Name:  Richard E. Green
                                           Title:  Co-President


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